Form C

Cover Page

Name of issuer:

Fireman's Brew, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 8/3/2004

Physical address of issuer:

6433 Topanga Canyon Building 189
Woodland Hills CA 91302

Website of issuer:

http://www.firemansbrew.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

30,000

Price:

$5.00000

Method for determining price:

30,000 shares at $5 per share

Target offering amount:

$150,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

5/3/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$298,385.00	$637,418.00
Cash & Cash Equivalents:	$15,724.00	$276,772.00
Accounts Receivable:	$44,581.00	$94,569.00
Short-term Debt:	$72,296.00	$66,443.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$442,853.00	$604,555.00
Cost of Goods Sold:	$410,087.00	$511,589.00
Taxes Paid:	$800.00	$800.00
Net Income:	($609,571.00)	($1,007,333.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Fireman's Brew, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Roger Baer	CEO	Fireman's Brew, Inc.	2006
Chris Allender	Captain	LA County Fire Department	2009
Robert Nowaczyk	Firefighter Paramedic	LA County Fire Department	2004
Daniel Johnson	Attorney	Law Offices of Berglund & Johnson	2006
Tom Nikosey	Graphic Designer	Nikosey Design	2006
David Johnson	COO/CFO	Fireman's Brew, Inc.	2006

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Roger Baer	CEO	2006
Chris Allender	Director of Promotions	2009
Robert Nowaczyk	Chairman	2004
Daniel Johnson	President	2006
Tom Nikosey	CCO	2006
David Johnson	CFO	2006
David Johnson	Secretary	2006
David Johnson	COO	2006

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our business is speculative and involves substantial risks. Factors bearing upon the success of our business include, among others, the quality of our product, the attractiveness of the packaging, the adequacy of distribution in the market place, and the experience and skill of our management. In addition, general economic conditions also affect our potential profitability.

Robert Nowaczyk is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Daniel Johnson is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Tom Nikosey is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Chris Allender is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

We face substantial competition from several competitors, some of whom have far greater resources, which may make it more difficult for us to achieve significant market penetration. The market for beverage products is intensely competitive, subject to rapid change, and significantly affected by new product introductions and other market activities of industry participants. While we believe that our products occupy a unique niche in each individual marketplace, other companies offer similar products that compete for the same demographic, and could compete more directly with us by developing products functionally the same as ours. Most of these competitors are larger

and more deeply funded companies with significantly greater resources for product development and marketing. In addition to the current market players, at any time, other companies may develop additional competitive products in the same category. If we are unable to compete effectively against existing or future competitors, net revenues of our products would decline. Some of our competitors may compete by lowering the price of their products or ancillary supplies. If these competitors' products were to gain acceptance by consumers, a downward pressure on prices for our products could result. If prices were to fall, we may not grow sufficiently to achieve profitability.

Our competitors may join forces against us and other craft brewers. Consolidation is frequently occurring in our industry and larger competitors may merge, resulting in even larger, more powerful competition. Competitors could work together in an effort to stunt craft growth. Additionally, it is unknown at this point what effect potential mergers and acquisitions will have on the marketplace.

Obtaining contracts to sell products with retailers carrying our products is very difficult and time consuming and without these types of contracts, we will not be able to sell our products and our business will fail. In the beverage sections in retail locations, shelf space is very expensive and difficult to obtain. Since we are a small early stage company, it has been and we expect it will continue to be very time consuming and expensive to obtain the types of contracts which are required to sell our products and successful retail shelf placement. If we are not able to continue to secure these contracts, we will not be able to expand sales of our product and our business could suffer.

Establishing and maintaining a customer base is difficult to achieve and increase, especially since consumers are always cost conscious. If we cannot continue to attract and expand our customer base, we face a high risk of business failure which would result in the loss of your investment. Attracting, building, and managing a retail customer base through the efforts of our independent distributors is very difficult to accomplish in the retail beverage market. Customers are very cost sensitive and will switch to any other product based on cost or taste. If we cannot continue to build a consistent customer base, our future sales, and operating results will be negatively impacted and our business could fail.

We use third parties to produce the products for our brands. We utilize third parties to manufacture our beverage products. We need to work with contract brewers to brew beer for us in the types and styles we are marketing. We may have disagreements with our beverage suppliers or brewers due to costs, production runs, timing, and availability. Any unresolved issues may lead to the loss of these established relationships endangering our business. If these relationships are lost, we will have to find new suppliers or brewers which could result in production delays or increased costs.

Failure of manufacturers. Our business could suffer as a result of a manufacturer's inability to produce goods on time and to certain specifications. We depend on independent third parties for the manufacture of our products. Our products are manufactured to our specifications and under our own brand. The inability of a manufacturer to ship orders of products in a timely manner or to meet quality standards could cause us to miss the delivery date requirements of our customers for those items. Although we have developed plans for such incidents, this could result in the cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a materially adverse effect on our financial condition and results of operations.

We are dependent on relationships with key merchandise supply partners, distributors, and retail chains, and the ability to create more such relationships. Our business model for all of our products offered is based on steady supply and growing distribution. Successful implementation of it is predicated on our ability to create and nurture strong partnerships with distributors, suppliers, and retail chains. If we are unable to maintain existing partnerships or establish new ones, our revenues may decrease and we may never attain profitability.

We face risks associated with changes in customer tastes and preferences, spending patterns and demographic trends. Changes in customer preferences, general economic conditions, discretionary spending priorities, and demographic trends affect the beverage industry. Our success depends to a significant extent on consumer confidence, which is influenced by general economic conditions, local and regional economic conditions in the markets in which we operate, and discretionary income levels. Our sales may lag during future economic downturns, which can be caused by various factors such as high gasoline prices, high unemployment, declining home prices or tight credit markets. Any material decline in consumer confidence or a decline in family spending could adversely affect our sales, operating results, and financial condition.

We may not be able to source enough raw materials at competitive prices. Although we benefit from yearly contracts entered into by our manufacturing partner, the marketplace for hops, malt, yeast and other raw ingredients are subject to fluctuation due to a variety of factors: weather, crop yield, blight, economic incentive to grow other crops, pressure from larger customers and many other potentially unknown factors.

Our business is subject to seasonal fluctuations. Seasonal factors may cause our revenues to fluctuate from quarter to quarter. Historically, average daily sales are lower in the first and fourth quarters due, in part, to the holiday season and because fewer people drink alcoholic beverages during periods of inclement weather (the winter months) than during periods of mild or warm weather (the spring, summer and fall months). Other factors also have a seasonal effect on our potential results.

We are subject to regulations of and licensing by various governmental agencies. The U.S. alcohol industry is subject to extensive regulation by the Federal Bureau of Alcohol, Tobacco and Firearms and various foreign agencies, state liquor authorities and local authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, shipping restrictions, permitted and required labeling, advertising and relations with wholesalers and retailers. In addition, new regulations or requirements or increases in excise taxes, income taxes, property and sales taxes or international tariffs, could negatively impact us financially. Future legal challenges to the industry, either individually or in the aggregate, could harm our business if they impose requirements which we are unable to meet.

We have all of the requisite licenses and permits to operate at our present level, however, future growth may require additional licenses or permits. The inability or failure to attain any such required items could result in our inability to expand our business as described in this Memorandum.

Changes in applicable law may affect product and service offerings. Our products may become subject to greater regulation, particularly at the federal level. The applicable laws and regulations may change significantly in the future. We continuously monitor these developments and modify our operations as necessary. We may not be able to adapt our operations to address new regulations which could adversely affect our business.

Rising fuel and freight costs may have an adverse impact on our sales and earnings. The volatility in the global oil markets can result in rising fuel and freight prices, which many shipping companies pass on to their customers. Our shipping costs, and particularly our fuel expenses, have been increasing and we expect these costs may continue to increase. Due to the price sensitivity of our products, we do not anticipate that we will be able to pass all of these increased costs on to our customers. The increase in fuel and freight costs could have a material adverse impact on our financial condition.

Infringement of our brand name may damage our business. Our products are branded consumer products. Our ability to distinguish our brand name from those of our competitors depends, in part, on the strength and vigilant enforcement of our brand name. Competitors may use trademarks, trade-names or brand names that are similar to ours, thereby weakening our intellectual property rights. If our competitors infringe on our rights, we may have to litigate in order to protect such rights. Litigation may result in significant expense and divert our attention from business operations. In addition, we cannot assure you that we would be successful in protecting our rights.

Risks associated with intellectual property. Our inability to adequately protect our intellectual property could allow our competitors and others to provide beverages with formulas and other intellectual property rights similar to our own, which could substantially impair our ability to compete. Despite our efforts to safeguard our unpatented and unregistered intellectual property rights, we may not be successful in doing so or the steps taken by us in this regard may not be adequate to detect or deter misappropriation of our formulas or to prevent an unauthorized third party from copying or otherwise obtaining and using our products and other proprietary information. Our inability to adequately protect our intellectual property could allow our competitors and other to produce similar products and could substantially impair our ability to compete.

The net tangible book value of our outstanding stock is substantially below the Offering price of the Shares in this Offering. Existing shareholders will realize an immediate increase in the net tangible book value of shares owned by them. Furthermore, we may conduct additional financings in the foreseeable future to raise additional working and expansion capital, which may be at different prices and on different terms than the current financing and will have a dilutive effect on the investors in the current financing.

We may not be able to raise adequate capital. If we are unable to successfully complete this financing, we will have less marketing and advertising money, which could impact our growth.. This will require us to revise our business plan and may require that us to seek additional capital on less favorable terms. Our inability to obtain required capital could preclude us from achieving profitability.

Early Investors bear greater risk in this Offering. The minimum amount of this Offering is only $100,000. Therefore, early investors bear a greater risk that we will not be able to raise sufficient funds to utilize towards the goals expressed in this Memorandum

We are dependent on key management. We are highly reliant on the services of our founder, Robert Nowaczyk, as well as our Chief Executive Officer, Roger Baer, and our Chief Operating Officer, David Johnson, and their actions greatly influence our success. We are also highly

dependent on the other members of our management team and the outlined projections in the Memorandum rely on that team remaining with us. The implementation of our business plan and our continued success relies on key members of the management team and sales, marketing, and finance personnel. These employees may not continue to work for us and we may not be able to replace these employees with personnel of similar caliber, should they leave us. Should one or more of these members leave us, our financial results may be impaired.

We may not be able to attract or retain vital employees. We need to continue to hire an experienced sales team to drive the business forward. We may have difficulty identifying, attracting, and retaining such qualified individuals.

We may have difficulty managing our growth. Our ability to compete effectively and to manage future growth will depend on our ability to continue to implement and improve operational, financial, and management information systems on a timely basis and to expand, train, motivate, and manage our work force. We intend to rapidly and significantly expand our operations, and anticipate that further significant expansion will be required to implement our business strategy and penetrate market opportunities. This expansion is expected to place a significant strain on our managerial, operational, and financial resources. To manage the expected growth of our operations, we will be required to develop and maintain operational and financial systems and procedures and controls. There can be no assurance that our personnel, systems, procedures, and controls will be adequate to support our operations, and any deficiencies in that regard could have a material adverse effect on our business, financial condition, or results of operations.

Our growth will depend on our ability to develop awareness. We believe that establishing widespread awareness will be critical to achieving widespread acceptance and adoption of our products. Promoting and positioning of our products will depend largely on the success of our marketing efforts, distribution channels, and our ability to provide high quality service. Establishing a significant presence for beverages often requires substantial marketing investment to develop distribution networks and consumer loyalty. Promotional activities may not yield increased revenues, and even if they do, any increased revenues may not offset the expenses we incur in building our essence and our products.

Our management team will continue to hold a substantial percentage of our Common Stock following the Offering. As a result, our Management will be able to control considerable influence over the outcome of any matters submitted to a vote of our shareholders, including the election of our Board of Directors. The voting power of our Management could delay or prevent a change in control and will have a substantial impact on the outcome of all corporate actions requiring shareholder approval, including potential mergers, acquisitions, consolidations, and sales of all or substantially all of our assets. The voting power of our Management could also discourage others from seeking to acquire control of us through the purchase of our common stock.

There is no marketability or liquidity of our Shares. The nature of early stage investing dictates a long period between the initial investment and realization of gains, if any. Such investments, if successful, typically take a number of years from the date of investment to reach a state of maturity where distributions or liquidation are possible. Moreover, an investment in us will be subject to restrictions on transfer because these are unregistered securities. There is no established public market for the offered Shares or any of our securities, nor is any such market likely to develop in the foreseeable future. None of our securities have been registered under the Securities Act of 1933, nor qualified under applicable state or other security laws, and we have no present plans to register any of our securities for public sale. None of our securities, including the offered Shares, may be resold or otherwise transferred unless they have been registered under the Act and qualified under applicable state or other security law, or unless they are exempt from such registration. This is a long-term investment.

The Shares cannot be transferred. The Shares sold in this Offering will be "restricted" securities, which have not been registered under federal or state securities laws and will not be transferable. This Offering is made pursuant to exemptions from the registration requirements of federal securities laws. In addition, the Offering will not be registered in any state in reliance on exemptions from registration for private offerings under state securities laws. To satisfy the requirements of certain exemptions from registration, each investor must acquire his or her Shares for investment purposes only and not with a view towards distribution. Consequently, certain conditions of the Act may need to be satisfied prior to any sale, transfer, or other disposition of the Share. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from us, limitations on the percentage of Shares sold and the manner in which they are sold. We will serve as our own transfer agent and registrar and can prohibit any sale, transfer or disposition unless we receive an opinion of counsel provided at the holder's expense, in a form satisfactory to us, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations.

Investors in this Offering will not have the opportunity to have us redeem their Shares. Accordingly, purchasers of the Shares must be willing and able to bear the economic risk of their investment for an indefinite period of time. Investors will not be able to liquidate their investment in the event of an emergency.
The Shares will bear the following legend: "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED."

The Shares are subordinated to our debt obligations. The Shares are subordinate to the rights of all of our creditors. We may borrow additional funds in the future as necessary to implement our business plan. Thus, in the event of our liquidation, holders of Shares would receive no value until all creditors' claims are fully satisfied.

We may not have sufficient cash to pay any dividends on the Shares. We have never paid dividends on our common stock. Further, we anticipate that we will not do so in the future as our cash will be needed for business development.

We depend on the reliability and continuity of our data management systems. As a retail centric operation, we are dependent upon the continued reliability of our data management and inventory tracking systems. Although we have reliable systems in place, there is no guarantee that these systems will continue to be accurate and consistent in the future.

Risks associated with financial projections. Our financial projection discussion included in this Memorandum is based upon assumptions that we believe to be reasonable and/or on scenarios such as resource-related rebates that may or may not continue or may continue at different rates or amounts. Such assumptions may, for the foregoing and/or other reasons, be incomplete or inaccurate, and unanticipated events and circumstances may occur. Also, we have a limited operating history on which to base our financial projections. For these reasons, we believe the prediction of future results of operation is difficult and actual results achieved during the periods covered may be materially and adversely different. Even if the assumptions underlying our plans prove to be correct, there can be no assurances that we will not incur substantial operating losses in attaining our goals. Our plans are based on the premise that existing consumer demand for our goods shall continue. However, there can be no assurances that our objectives shall be realized if any of the assumptions underlying our plans prove to be incorrect. Moreover, our independent public accountants have not compiled or examined the projections, and accordingly, are unable to express an opinion or give any other form of assurance concerning such projections.

Management may invest or spend the proceeds of this Offering in ways with which Shareholders may not agree and in ways which may not yield favorable return. Our Management will exert control over the proceeds from this Offering. Our Shareholders may not find these uses desirable and our use of proceeds may not yield a significant return or any return at all. Because of the number and variability of factors that determine the use of the net proceeds of this Offering, we cannot provide assurance that these uses will not vary substantially from our current planned uses.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This Memorandum contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates, and projections about us and our industry. You can identify these forward-looking statements when you see us using words such as "expect," "anticipate," "estimate," "plan," "believe," "seek," and other similar expressions that are intended to identify forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted. All statements other than statements of historical facts included in the Memorandum including, without limitation, the financial projections and assumptions elsewhere in this Memorandum, are forward-looking statements. These risks and uncertainties include those described in "Risk Factors." You should not place undue reliance on these forward-looking statements, which reflect our management's view only on the date of this Memorandum. We undertake no obligation to update these statements or to report the result of any revision to the forward-looking statements that we may make to reflect events or circumstances after the date of this Memorandum or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$150,000**

Use of Proceeds: The minimum fundraise target will increase our working capital to allow us to continue operations while we find the necessary capital to break ground on the new brewery and tasting room.

If we raise: **$1,070,000**

Use of Proceeds: Fireman's Brew plans to open a brewery and tasting room in the San Fernando Valley, an underserved area where only two craft brewery tap rooms exist to service more than 1.8 million residents.

A fully funded Reg CF round will allow for the tap room build out, inventory, repayment of short term debt and ongoing operations.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the

offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Series A Preferred Stock

$5 per share

$11,560,154 pre-money valuation

1. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a "Liquidation Event"), before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series A Preferred Stock shall be entitled to receive $5.00 per share (as adjusted for stock splits, stock dividends, recapitalizations, and similar transactions with respect to such series of Preferred Stock after the date of this Offering) plus any declared but unpaid dividends on such share (the "Liquidation Preference"). If, upon any Liquidation Event, the assets of the Corporation shall be insufficient to make payment in full to the holders of Series A Preferred Stock of the applicable Liquidation Preference, then such assets shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full preferential amounts to which they would otherwise be entitled.

2. Dividends. The Series A Preferred Stock shall not pay a fixed or other dividend, but the holders of the Series A Preferred Stock shall be entitled to receive dividends when, as, and if declared by the Board.

3. Conversion Rights. Each share of Series A Preferred Stock shall be convertible, at any time at the option of the Holder, on a one-to-five basis into that number of shares of Common Stock. The foregoing conversion calculation shall be hereinafter referred to as the "Conversion Ratio." Said Conversion Ratio shall be subject to equitable adjustment at the reasonable discretion of the Board of Directors of the Corporation in the event of the occurrence of capital events which make such adjustment appropriate, such as a dividend payable in shares of common stock, combinations of the common stock, a merger or consolidation, or the like.

4. Voting Rights. Except as otherwise expressly provided herein or as required by law, the Holders of shares of Series A Preferred Stock shall have no voting rights.

5. Redemption. Series A Preferred Stock shall not be subject to mandatory redemption.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that **Fireman's Brew, Inc.** seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred	10,000,000	0	No
Common	50,000,000	11,560,154	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	173,650
Options:	5,000,000

Describe any other rights:

Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a "Liquidation Event"), before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series A Preferred Stock shall be entitled to receive $5.00 per share (as adjusted for stock splits, stock dividends, recapitalizations, and similar transactions with respect to such series of Preferred Stock after the date of this Offering) plus any declared but unpaid dividends on such share (the "Liquidation Preference"). If, upon any Liquidation Event, the assets of the Corporation shall be insufficient to make payment in full to the holders of Series A Preferred Stock of the applicable Liquidation Preference, then such assets shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full preferential amounts to which they would otherwise be entitled.

Conversion Rights. Each share of Series A Preferred Stock shall be convertible, at any time at the option of the Holder, on a one-to-five basis into that number of shares of Common Stock. The foregoing conversion calculation shall be hereinafter referred to as the "Conversion Ratio." Said Conversion Ratio shall be subject to equitable adjustment at the reasonable discretion of the Board of Directors of the Corporation in the event of the occurrence of capital events which make such adjustment appropriate, such as a dividend payable in shares of common stock, combinations of the common stock, a merger or consolidation, or the like.

Warrants. From 2012 - 2014, the Company issued 176,850 warrants in connection with capital raises. The warrants were 100% vested upon grant and had exercise prices ranging from $0.50 - $1.00. As of December 31, 2016, the weighted average price and remaining contractual term on outstanding warrants was $0.99 and one year, respectively. The warrants expire from July 2017 - April 2019. Historically, the Company uses the Black-Scholes option pricing model to value warrants.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings. In cases where the rights of holders of convertible debt or other outstanding options are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted. Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, the price of the stock has bee determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Steve Hitter and Paul Semerjian
Issue date	05/01/17
Amount	$350,000.00
Outstanding principal plus interest	$408,500.00 as of 11/02/17
Interest rate	22.0% per annum
Maturity date	04/30/18
Current with payments	Yes

The interest rate is 10% of the loan amount plus an additional 1% per month thereafter.

Loan

Lender	Steve Hitter
Issue date	11/03/17
Amount	$100,000.00
Outstanding principal plus interest	$100,000.00 as of 11/15/17
Current with payments	Yes

The capital has been provided, but terms are still being negotiated. There is no interest rate or maturity date

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Section 4(a)(2)	Common stock	$649,875	General operations
1/2016	Section 4(a)(2)	Common stock	$161,250	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We started our company selling kegs out of our trunks to friends and have now sold a total of close to 4 million beers. Our brewery retails our four award-winning beers in 15 different states. Our inspiration comes from the firefighting community this beer was created and grown in, as we have a charitable partnership with the National Fallen Firefighters Foundation.

Our mission is to deliver premium beers of outstanding quality to the public while giving Americans the opportunity to salute the brave people working to keep our communities safe. Our next step is to continue spreading our message by launching a brew pub that's open to the public as a taproom, tasting room, and R&D facility. Located in the heart of the San Fernando Valley, we'll be the 3rd craft brewery serving a customer base of 1.8 million people, a perfect spot for us to grow our brand.

Milestones

Fireman's Brew, Inc. was incorporated in the State of California in August 2004.

Since then, we have:

- A major investor has signed a Letter of Intent to purchase the land and building necessary for opening the taphouse and brewpub.
- Sold in 15 states to more than 1,000 restaurants, bars, and retail locations.
- Can count more than 100 active duty and retired firemen among our shareholders.
- Multiple medal winner in the World Beer Championships, L.A. International Beer Competition, and the San Diego International Beer Competition.
- Signed with over 30 distribution companies across the country.

Historical Results of Operations

- *Revenues.* For the period ended December 31, 2016, the Company had revenues of $442,853 compared to the year ended December 31, 2015, when the Company had revenues of $604,555. Revenues declined due to our decision to focus on our local home base.
- *Gross Margin.* Our gross margin was 7.4% in fiscal year 2016, compared to 15.38% in 2015. Lower gross margins were due to three reasons: 1. Increased production and freight costs, while our price to distributor remained the same; 2. The formulation of a new product (canned IPA); and, 3. The cost of changing from a keg lease program to a pay per use keg program. We have rectified the situation this year by increasing prices to our distributors, moving from small batch to larger production runs of the IPA, and the change from keg lease to pay per use has resulted in higher margins in 2017
- *Assets.* As of December 31, 2016, the Company had total assets of $298,385, including $15,724 in cash. As of December 31, 2015, the Company had $637,418 in total assets, including $276,772 in cash.
- *Net losses.* The Company has had net losses of $609,571 and net losses of $1,007,333 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.
- *Debts.* The Company has had long and short-term debt totaling $72,296 and $66,443 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.

Liquidity & Capital Resources

To-date, the company has been financed with $450,000 in debt and $3,925,625 in equity. In May of 2017 we secured $350,000 of debt financing and we expect to agree to terms on an additional $100,000 of debit financing within the next 30 days (however, this cash is already in the bank).

After the conclusion of this Offering, should we hit our maximum funding target, our projected runway is 18 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand, Burn Rate, Short/Mid Term Expenses

Fireman's Brew, Inc. cash in hand is $110,000, as of October 2017. Over the last three months, revenues have averaged $23,000/month and expenses not including cost of good sold have been $37,000/month Our average burn rate including cost of good sold is -$35,000 per month.

We anticipate short term expenses to stabilize at 31,000/month in the short term and will increase expenses based on the use of funds upon completion of the offering.

Our core business has remained relatively similar to the periods covered in our financial review. We have focused our sales efforts more locally in 2017 in an effort to have a stronger presence in our home market.

When this Reg CF round is complete and hits its maximum goal, we will break ground on our new tap room. Once this new facility is open to the public we expect revenues and profit margins to increase significantly, shifting our business from 99% wholesale to approximately 50% each of wholesale and retail. The tap room will also facilitate the production of new product lines and revenue streams not previously available to the Company.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.firemansbrew.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Firemans Preferred Stock Agreement

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Chris Allender
- Daniel Johnson
- David Johnson
- Robert Nowaczyk
- Roger Baer
- Tom Nikosey

Appendix E: Supporting Documents

About us

Our Profile

Jobs

Press

Blog

Charter

Stats

Investors

Investing 101

Risks

Earning Returns

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INVEST IN FIREMAN'S BREW

Anyone can invest in this award-winning craft beer founded by firefighters

> *"We started our company selling kegs out of our trunks to friends and have now sold close to 4 million beers. Our brewery retails our four award-winning beers in 15 different states. Our inspiration comes from the firefighting community this beer was created and grown in, as we have a charitable partnership with the National Fallen Firefighters Foundation.*



Rob Nowaczyk
FOUNDER , FIREMAN'S BREW


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by Wefunder Portal LLC

Priced Round

$11.6M pre-money valuation | **$5.00**/share

If you invest, you're betting Fireman's Brew will be worth more than $11.6M in the future.

INVESTOR PERKS

$250+	Fireman's Brew sticker with logo designed by Tom Nikosey, our VP of Branding.
$500+	Fireman's Brew t-shirt.
$750+	Engraved Halligan bottle opener.
$1,000+	VIP Entry to grand opening party, complimentary round of beers for up to 10 guests.
$2,500+	Membership Club including 15% off purchases for 1 year and a phone call with our investment bank, Boustead Securities.
$5,000+	We'll put your name on a "Brewhouse Brick" and give you a private VIP Tour and tasting for 10 guests. + Stock certificate.
$10,000+	Create your own beer!
$15,000+	Founders Dinner for you + 3 guests
$25,000+	Membership Club including 15% off tap room purchases for life.
$50,000+	Get your name (or a dedication to a loved one) inscribed on a fermentation tank.

OUR AMBITION

Our mission is to deliver premium beers of outstanding quality to the public while giving Americans the opportunity to salute the brave people working to keep our communities safe. Our next step is to continue spreading our message by launching a brew pub that's open to the public as a taproom, tasting room, and R&D facility. Located in the heart of the San Fernando Valley, we'll be the 3rd craft brewery serving a customer base of 1.8 million people, a perfect spot for us to grow our brand.

KEY FACTS

- A major investor has signed a Letter of Intent to purchase the land and building necessary for opening the taphouse and brewpub.
- Sold in 15 states to more than 1,000 restaurants, bars, and retail locations.
- Can count more than 100 active duty and retired firemen among our shareholders.
- Multiple medal winner in the World Beer Championships, L.A. International Beer Competition, and the San Diego International Beer Competition.
- Signed with over 30 distribution companies across the country.

firemansbrew.com

ALCOHOL ENTERTAINMENT CONSTRUCTION BREWERY ADVENTURE COMMUNITY FIREFIGHTERS BREWPUB TAPROOM CROWDFUNDING BREWERY BEER HOSPITALITY INFRASTRUCTURE EVENTS

Why I Like Fireman's Brew

After spending more than 30 years in consumer marketing, I am very selective when picking companies to invest in. Customers have many options available to them, but some stand out above the rest. Fireman's Brew is one of those brands. The story is authentic, the product is high quality and the management is dedicated and experienced. I have seen Fireman's Brew grow substantially since making my first investment and I encourage you to join our growing list of shareholders.



Steve Hitter
FORMER PRESIDENT OF GUCCI TIMEPIECES

These two fire-fighting, beer-drinking entrepreneurs decided to make a beer (and coffee, and root beer) that would "extinguish your thirst and ignite the party" and then - as if they hadn't already just scaled the summit of Mount Awesome - they decided to donate a portion of their sales to the National Fallen Firefighters Foundation. Way to make all us other men look bad, guys.

Quinn Myers
Maxim.com

We usually feel pretty good about drinking beer, but we can feel even better about this particular one: Fireman's Brew, a Los Angeles–based beer company founded by two bona fide firefighters, recently added a new IPA to their lineup of ales and lagers. The beer, Fireman's Brew IPA, is the first to be released from the company in almost 10 years.

Cat Wolinski
Men's Journal

L.A. brewery Fireman's Brew Inc. to distribute here, Urban Chestnut expands to Kansas - St. Louis Business Journal

Craft consumers, drink up. More beer choices are coming your way as Los Angeles-based Fireman's Brew Inc. announced its availability in Missouri and Urban Chestnut Brewing Co. expands its distribution to Kansas. Fireman's Brew, started by

September 8, 2017 @ bizjournals.com

Fireman's Brew Claim to "Bottle the Essence of a Hero" With New IPA

We usually feel pretty good about drinking beer, but we can feel even better about this particular one: Fireman's Brew, a Los Angeles-based beer company founded by two bona fide firefighters, recently added a new IPA to their lineup of ales and lagers.

August 22, 2017 @ mensjournal.com

Blonde by Firemans Brew

An enticing husky malt aroma whirls up from this beer's fluffy white head. A wall of grainy flavors streams down the middle of the tongue; bready sweetness tames its sharpness. Though too subtle to taste, hops do lend a firm bitterness, which presses

June 5, 2017 @ draftmag.com

Fireman's Brew: A beer not just for firefighters

It's no secret that craft beer is hot. The nearly $20 billion market has more than 3,400 breweries in operation, sending volume surging 18 percent and pushing its market share to 11 percent, according to Brewers Association figures. With the industry's

May 3, 2015 @ cnbc.com

8 Things You Need to Know Before Brewing Up A Business From Scratch

Starting a business can be an exhilarating venture but more often than not the road to success is paved with trials that make one stop and think, "Wow, I wish I knew that before I got started."

November 21, 2014 @ fastcompany.com

Feel Good About Getting Fat and Drunk With These Charitable Belly-Fillers

Ever find yourself wondering how you can contribute to society while cramming food and beer down your gullet? Neither do we, but just in case you ever want to accidentally be a good person while shoving your face in the trough, check out these

December 13, 2013 @ maxim.com

Fireman's Brew: Beer (Or Cream Soda) For A Cause

It's easy to miss the locally-made line of beers sporting the Fireman's Brew logo among the sea of craft and mega brews at local grocery stores. Not so easy to miss are the life size stand-up displays with L.A. County firefighter Rob Nowaczyk grinning

July 21, 2010 @ laweekly.com

Hot, dangerous work inspired Fireman's Brew

The craft beer's founders -- real firemen -- had the idea after fighting a blaze in Glendale. 'We were thirsty,' one recalls. Just about every amateur brew master who has made a tub of beer in the garage has dreamed of going pro.

May 1, 2010 @ articles.latimes.com

Invest in our New 10,000 Sq. Ft. Taproom

Our brand is established. We've spent more than a decade making high quality beer for high quality people. It's now time for us to build a new taproom to help those people congregate.


26'-0" HIGH 8" PAINTED CMU WALL.
CORRUGATED METAL PANELS OVER 8" CMU WALL.
6" POURED IN PLACE CONCRETE COLUMNS.
OVERHEAD ROLL-UP DOOR WITH CLEAR GLASS. SIZE: 16'-0" X 16'-0".
42" HIGH METAL HANDRAIL WITH 1/2" RODS @ 4" O.C.
DROUGHT TOLERANT LANDSCAPING.
5'-0" X 10'-0" METAL PIVOT DOOR WITH GLASS INSET.
FIREMANS BREW
1
1501
BLACK COPING THROUGHOUT.
PRE-FINISHED CORRUGATED METAL PANELS OVER 22'-0" HIGH 8" CMU WALL.
2'-6" H X 23' L TEMPERED GLASS WINDOW WITH ALUMINUM FRAME.
CEMENT PLASTER OVER METAL STUD FRAMING.
ALUMINUM STOREFRONT SYSTEM.
10'-0" HIGH TEMPERED CLEAR GLASS.


THE ORIGINAL
FIREMANS Brew
USA
PREMIUM MICROBREW

Letter Of Intent

One of our main investors has signed a letter of intent to purchase the land and build the 10,000 sq ft building. Your investment money will contribute to the buildout of this taproom, from tables and tanks to chairs and counters.



Location

Situated in the San Fernando Valley between four major Los Angeles freeways and a 1/2 mile from a downtown L.A. train stop, our location has a customer base of 1.8 million people. Those people currently have just two options for microbrwery taprooms. That's a lot of potential customers, right at our doorstep.



Other Growth

Your equity capital will also go towards growing our sales and marketing team and the expansion of our operational infrastructure.

The Beginning: Fire on a Mountain

It was another long day on the job for firefighter Rob Nowaczyk. He'd spent the evening extinguishing a brush fire above the Glendale Mountains, finally getting a chance to rest around midnight. While sitting on a steep slope, Rob and a firefighting friend began talking about how nice a quality, cold beer would be for their scorched throats. It was on that mountanside that Fireman's Brew was born. Our company started by making one keg at a time in our kitchens to sell out of our trunks to friends and has now grown into a national brand for firefighters and citizens alike.



Rob, our founder, has served his community as an EMT, paramedic, SWAT team member, and and firefighter over the past 28 years. Currently a firefighter paramedic and member of the Air Operations helicopter fleet, he recently flew into Mexico City to aid earthquake relief and has also aided natural disaster recovery efforts in Haiti, New Zealand, Japan, and Nepal.

This is a company that's always been dedicated to firefighters. More than 100 active duty and retired firefighters are shareholders, and we have a charitable partnership with the National Fallen Firefighters Foundation.


BE THE HERO
BY INVESTING IN HEROES
FIREMANS

Meet Our Off-Duty Beers

We're not a trendy beer company. We don't experiment with our malts and hops on a weekly basis. We brew classics that have been good for hundreds of years, picking classic profiles we could be proud of for our flagship styles.


FIREMANS
Brew

Blonde

Our original beer, this Pilsner-style lager is light and smooth, made with just the right amount of hops to deliver a clean finish with no bitter aftertaste. Gold medalist in the 2014 L.A. Int'l Beer Competition and silver medalist in the 2013 San Diego Int'l Beer Competition and the 2012 World Beer Championships. 5.0% ABV.


FIREMANS
Brew

Brunette

Strong yet refined, this traditional German Doublebock is handcrafted with imported hops and chocolate malts in a way that combines rich structure and bold flavors. Gold medalist in the 2014 L.A. Int'l Beer Competition and silver medalist in the 2014 L.A. Int'l Beer Competition and the 2013 and 2012 World Beer Championships. 8.0% ABV.


FIREMANS
Brew

Redhead

A unique and flavorful ale, our red amber blends Yakima Valley hops with three different crystal malts to create a toasty malt base rich in smooth caramel flavors. Silver medalist in the 2014 San Diego Int'l Beer Competition and the 2013 and 2012 World Beer Championships. 5.5% ABV.


FIREMANS
Brew
IPA

IPA

Our newest beer, this refreshing India Pale Ale is made with an aromatic blend of Cascade, Columbus, Chinook, and Galena hops. 6.5% ABV.

And Our On-Duty (Root) Beers


FIREMANS
Brew

Root Beer


FIREMANS
Brew

Cream Soda


FIREMANS
Brew

Black Cherry Soda

Our Beers are Sold in Over 1,000 Locations Nationally

Whole Foods Market
Kroger
Total Wine & More
Vons
Albertsons
Dodgers
Staples Center
California Pizza Kitchen

We Distribute in 15 States and Counting

We're confident in our brew and plan to leverage our distribution success into more shelf space countrywide.



20%	75%	4
Wholesale Margins	Retail Margins	Million bottles of beer sold

Our Financial Plan

By initially focusing on our distribution network, we were able to get our beer out to a national audience quickly. Our brand grew quickly and our sales boomed. This had its challenges, though, as it became difficult to manage a wide distribution network with limited manpower. That's where the taproom comes in. Most people don't understand how valuable a retail market can be – one pint of beer in the taproom will bring us just as much gross profit as one case of beer going out wholesale.

We've found that it's increasingly more important to have a home base where customers can come in and meet the people that are actually behind the brand. They can see where the beer is made. At the same time, it also allows for us to have retail sales. We built our entire business on wholesale to this point. This is a profitable expansion that allows customers to interact with us, and for us to learn from our customers what they want to see in our products now and in the future.

Hopefully, this will allow us to raise the next round of capital to really expand those markets outside of the home. Right now, we've got a good plan in place for doing that. The taproom will be able to fund the expansion of additional salespeople and would provide a more sustainable business.

SHOW LESS

Let's Brew Together

First and foremost, thank you for taking the time to consider our investment opportunity. Your time is important and we are grateful you would spend some of it with us. Fireman's Brew has grown over the years because of people just like you – friends, family, firefighters, craft beer enthusiasts, angel investors, and many, many others. We sincerely appreciate your support, whether it be financial or otherwise, as we would not be here without you.

Fireman's Brew all started with the vision of two thirsty firefighters. That vision turned into a reality when we started brewing one keg at a time and delivering out of the trunks of our cars. I expected our idea to turn into a fun hobby that we could share with our friends and could have never imagined that one day people would be enjoying Fireman's Brew in 15 states across the US!

Yes, we have come a long way, but there is still work to be done; and that journey brings us to where we are today. We have an incredible opportunity in front of us to expand our business in a very exciting way. Once this offering is complete, we will break ground on a brand new production facility here in the San Fernando Valley. Revenues and profit margins will increase, we will experiment with new beers, and Fireman's Brew will have a new place to call home.

Come join us for a beer (or two) and become part of the next chapter in the Fireman's Brew story.

Cheers,



Robert Nowaczyk

Founder


FIREFIGHTER

Rob Nowaczyk

Founder

Whether it's sprinting into burning buildings or jumping out of search and rescue helicopters, Rob has made a career out of helping others.

AND THE REST OF THE TEAM



Roger Baer

CEO

40 year veteran of the liquor business with Seagrams, Diageo, Johnny Walker, and Tanqueray.



David Johnson

COO/CFO

In more than a decade in business management, David has worked for a sports agency and the front office of the Los Angeles Dodgers.



Original Philly

Tom Nikosey

VP of Branding

A titan in the branding industry, Tom has created four different Super Bowl logos, the Grammy Awards logo, and uniforms for the San Diego Padres and the Seattle Supersonics.

Interview

Wefunder interviewed David Johnson on August 26, 2017.

– COLLAPSE ALL

WF: What is Fireman's Brew?

JOHNSON: We are a branded beverage company created by two active duty, Los Angeles based Firefighters. We donate a portion of our profits to the National Fallen Firefighters Foundation. We've got a line of four micro-brewed beers that are distributed across the United State to accounts like Dodger Stadium, Staples Center, Ralph's, Yardhouse, Total Wine & more. We've got over 40 distribution partners across the country and our next step is very exciting. We are looking to open up a brewpub that's open to the public for retail, taproom, tasting room and R&D facility.

WF: How did Fireman's Brew get started?

JOHNSON: Two firemen were making beer in their kitchen and they were calling it Fireman's Brew. Their friends liked it, so it grew organically that way. That's when myself and the rest of our management team got involved to help them take their idea and make it into a real business. From there, we started making one keg at a time, selling them out of the trunks of our cars. That grew to us being present in 15 states.

WF: What has the timeline looked like for when this got started to today, and why do you think it has been successful with people?

JOHNSON: This started as a hobby and lifestyle side business for these Firefighters, and about five years ago is when we got distribution into Ralph's Supermarkets. After that, distributors that had said no to us in the past began saying yes. It's just grown from there.

What kind of resonates with the public is that, regardless of where you're at in the country and what your background is, most people have that mutual respect for the Firefighter. We've created a brand, a line of products that really embodies all of those things that you would think about a fireman. The product is always consistent. It's straightforward. It's not too extreme, but it's full of flavor and it's just a really consistently high-quality product. There are Firefighters on our team that are still active duty, so they are still out there saving lives. Along the way, we've also picked up over 100 Firefighter shareholders as well, so not only are they supporting us by buying our beer, but they've also financed the growth of the company to this point.

WF: When you think about the beer you're brewing, what are you going for in terms of taste, body and so forth? ^

JOHNSON: We started out with classic styles. We're not one of those trendy beer companies or someone who's changing things on a daily basis. We want to brew classic styles that have been good for hundreds of years. So, we really picked some straightforward, classic profiles that would be our flagship styles. We've come out with a Pilsner, an Amber, a Double Bock and an IPA.

We felt that keeping our lineup small and straightforward would lead to customer loyalty due to the fact that we offer the consumer a few simple choices. There's not really any confusion on the shelf over whether it's the pineapple version or the watermelon version or the who knows what it is version. There's a lot of cool stuff that's being made right now, but it does confuse the consumers. We chose to go straight forward so that no matter what kind of beer you drink, you can find a Fireman's Brew that you're going to really enjoy.

One of our biggest sellers is our sampler 12 pack, which has four bottles of three of our flavors: Blonde, Brunette, and Redhead. Customers can pick that up at the store and take it to a party and feel confident that there's a beer in there for everybody. Now, that said, this next step will allow us to be a little bit more innovative with seasonal beers and different styles that we can make available exclusively in the taproom and our local Southern California market.

WF: Where does Fireman's Brew fit into the market? ^

JOHNSON: Our customer mix definitely leans toward a craft beer drinker. There's no doubt about that. We find that our beers are approachable enough for the non craft drinker and really enjoy when we can dip into that 85% market share that still aren't drinking craft beer. We're also seeing Firefighters, their families, their friends, and other people that have brand loyalty due to an affinity group. There's only so many people in these groups, so we're trying to target the largest portion of the beer drinking population.

WF: Where are you in the process for your taproom? ^

JOHNSON:

We have already identified a location and received a letter of intent from an investor that has negotiated a price on the property. He will purchase the land, build the facility to our specifications and lease it back to us with favorable terms. At this point, we even have plans already drawn for the brand new 10,000 square foot brewery and taproom. The investor is already our largest shareholder, so he has a greater incentive beyond the real estate. However, his participation is contingent on us raising some additional capital to fund operations and things like that.

WF: How did you choose the location for your taproom, and why do you feel a taproom is important? ^

JOHNSON:

It is right between four major freeways here in Los Angeles County, which provides excellent access for a large population. It is also 1/2 mile from the train station that goes straight to downtown Los Angeles, so it is very accessible for customers from all over the area and the rest of the San Fernando Valley. That means that 1.8 million people have easy access to us. Right now, there are only two microbrewery taprooms to service those 1.8 million people in the San Fernando Valley. To put that in perspective, San Diego County has over 100 for 3.3 million people.

We've found that it's increasingly more important to have a home base where customers can come in, see the beer being made and meet the people that are actually behind the brand. At the same time, it also allows for us to have retail sales. We built our entire business on wholesale to this point. Just one pint of beer in the taproom will bring us just as much gross profit as one case of beer going out wholesale. It's a profitable expansion that allows customers to interact with us, and for us to learn from our customers what they want to see in our products now and in the future.

WF: What has been the biggest challenge for Fireman's Brew so far? ^

JOHNSON:

It has been difficult to support such a wide distribution network with limited staff. To counter that, we've shifted our focus to getting the brewery and taproom going. That way, we can really focus more on our home base and put the time and effort into a higher margin business. Hopefully, that will allow us to raise the next round of capital to really expand those markets outside of the home. Right now, we've got a good plan in place for doing that. The taproom will be able to fund the expansion of additional salespeople and would provide a more sustainable business.

WF: What are your margins right now with the wholesale business, and what are your projected margins for retail? ^

JOHNSON: They're about around 20% for wholesale, and about 75% for retail, which is really high.

WF: Who makes up your key management team? ^

JOHNSON:

Our founder is Rob Nowaczyk. He is an active duty firefighter here in Los Angeles. He's been a firefighter for over 20 years, and as part of his duties, he's on the Air Operations and Urban Search and Rescue teams. Prior to being a firefighter, he was a paramedic on the SWAT team for the Ventura County Sheriff.

Our CEO, Roger Baer, has been in the liquor business for over 40 years with Seagrams, Diageo, Johnny Walker, Tanqueray. He's driving the sales and distribution side of the business and knows that side of it very well.

I'm the COO and CFO, and I've been with Fireman's Brew over eight years. I run all of the inside operations, and prior to Fireman's Brew, I worked in the front office for the Los Angeles Dodgers.

Our VP of branding, Tom Nikosey, has done four different Super Bowl logos, the Grammy Awards logo, San Diego Padres uniforms, and the Seattle Supersonics uniforms, so he's really one of the best branding guys out there. We're very fortunate to have him on the team.

WF: Has Fireman's Brew won any competitions? ^

JOHNSON: We've won various medals from The LA International Beer Competition and The San Diego Beer Competition. Once we started picking up a few awards, we stopped entering them. There's a new one every week.

WF: What else would you like potential investors to know about Fireman's Brew? ^

JOHNSON: Fireman's Brew isn't just any taproom starting from scratch. We are a well-established brand with great distribution partners across the US and the taproom is really a tipping point for us that is going to take us to the next level. We already have a following, and our taproom is much less of a risk than it would be for a new brand just starting out.

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RISKS

1 Our business is speculative and involves substantial risks. Factors bearing upon the success of our business include, among others, the quality of our product, the attractiveness of the packaging, the adequacy of distribution in the market place, and the experience and skill of our management. In addition, general economic conditions also affect our potential profitability.

2 Robert Nowaczyk is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

3 Daniel Johnson is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

4 Tom Nikosey is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Fireman's Brew is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Chris Allender

Director of Promotions at Fireman's Brew, Inc.

Fireman's Brew, Inc.

Greater Los Angeles Area • 195

Connect

Experience

Director of Promotions
Fireman's Brew, Inc.
Jun 2009 – Present • 8 yrs 6 mos
Woodland Hills, CA

Firefighter Specialist
Los Angeles County Fire Department
Feb 2002 – Present • 15 yrs 10 mos
Greater Los Angeles Area

Firefighter Paramedic
Glendale Fire Department
Sep 1995 – Feb 2002 • 6 yrs 6 mos
Glendale, CA

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Daniel Johnson

Partner at Berglund & Johnson Law Group

Berglund & Johnson Law Group • University of La Verne

Greater Los Angeles Area • 253

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Specializing in large, complex, wrongful death and serious personal injury cases. Representing victims that have suffered serious personal injury, burns, spinal injuries resulting in paralysis, brain injuries, loss of limbs and wrongful death for over 30 years.

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Experience

Partner
Berglund & Johnson Law Group
1982 – Present • 35 yrs
Greater Los Angeles Area

Education

University of La Verne
Juris Doctorate
1976
Activities and Societies: Law Review

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1 **Honor & Award**
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David Johnson

Owner, Fireman's Brew, Inc.

Fireman's Brew, Inc. • University of Southern California - Marshall School of Business

Greater Los Angeles Area • 500+

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Experience

Owner, COO, CFO
Fireman's Brew, Inc.
Oct 2006 – Present • 11 yrs 2 mos

Intern
All Bases Covered Sports Management
Sep 2004 – Jun 2006 • 1 yr 10 mos

Client Recruitment, Scouting, Research, Client Services

Intern
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Jan 2003 – Jun 2004 • 1 yr 6 mos

Research, Statistical Analysis, Scouting, Salary Arbitration Case Building, Sales, Marketing

Education

University of Southern California - Marshall School of Business
BS, Business, Entrepreneurship
2002 – 2006
Activities and Societies: Marshall Business Scholar, Lambda Chi Alpha Fraternity

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Recommendations

Received (0) | Given (3)

John Fluke
CEO at Placed4Success LLC.(P4STV)
September 4, 2013, David was a client of John's

John is great to work with and is always looking out for the brands he represents. He has successfully placed Fireman's Brew products in several television shows and movies including The Big Bang Theory and 2.5 Men! John is very personable, great to work with and delivers what his clients want!

David Carlisle
AVP at Marsh
July 30, 2013, David managed David directly

David did an outstanding job for us at Fireman's Brew. He learns new skills quickly and was able to complete a variety of tasks with great results. He is very personable and I would highly recommend him.

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Accomplishments

2 **Publications**
5 Things to Consider Before Launching a Crowdfunding Campaign • 8 Things You Need to Know Before Brewing Up A Business From Scratch

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Nowaczyk Robert

FOUNDER. CHAIRMAN at FIREMANS BREW

FIREMANS BREW

Greater Los Angeles Area • 176

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Experience

FOUNDER. CHAIRMAN

FIREMANS BREW

2000 – Present • 17 yrs

WOODLAND HILLS. CA

Beer and beverage company

Interests

Los Angeles County Fire Department

2,321 followers

Roger Baer

FIREMAN'S BREW

Fireman's Brew

Greater Los Angeles Area • 5

Connect

Experience

CEO

Fireman's Brew

Jan 2007 – Present • 10 yrs 11 mos

Greater Los Angeles Area

Involvement in the Spirits,Wine and Beer Industry, with 40 years of experience, at all levels of management and ownership.

.

...Brand Development in the USA, Mexico, Canada and Abroad..
...Strategic consulting, including business plan, sales and marketing strategies.
...Establishing budget flow charts and targeted objectives.
...Working with companies in staffing, if applicable.
...Working at the distributor level, programming, pricing, point of sale applications, including sales meeting, when applicable..

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Archiva Bold
Archiva Dropline
Archiva Stencil
Archiva Worn
Archiva Outline

Archiva Font Family-New from CozyFonts
Tom Nikosey on LinkedIn
February 25, 2016


SUPER BOWL
XVII
XX
BOWL
SUPER
SUPER BOWL

My 4 Super Bowl logos...
Tom Nikosey on LinkedIn
February 2, 2016

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Experience

Font Designer
CozyFonts Foundry
Mar 2011 – Present • 6 yrs 9 mos
Bell Canyon, CA

Tom launched CozyFonts Foundry with the release of his first font 'Aladdin Bold' in 2011. There are currently 6 Font Families now and more currently being developed. Visit any major font bureau and search CozyFonts Foundry.
Or here's a link to them: http://www.tomnikosey.com/cozyfonts.php

Media (1)


Victory Script
Victory Script~Aged

Victory Script Font Family

Chief Creative Officer
Fireman's Brew, Inc.
2006 – Present • 11 yrs
Canoga Park, California

Brand developer

President
Mr.Wizard Studios, Inc.
Mar 2002 – Present • 15 yrs 9 mos
Westhills, CA

Science Education Videos from the famous Mr.Wizard Science TV programs.www.MrWizardStudios.com

Owner Principal
Nikosey Design, Inc.
Jan 2000 – Present • 17 yrs 11 mos

Nikosey Design, Inc. is a California based design studio specializing in branding, logos, and custom font design.

CD Package Designer
Gear Fab Records
May 1997 – Present • 20 yrs 7 mos
Littleton, Colorado

Vintage and Garage Band Music digitally remastered and set to
CDs and vinyl. Documenting and preserving an American music genre from the 'Psychedelic Era' of the late 1960s & 1970s.

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Education

Pratt Institute
BFA Communication Design, Graphics, Illustration, Branding
1968 – 1972

BFA in Communication Design

Featured Skills & Endorsements

Logo Design · 85
Endorsed by **Tommy Steele and 12 others who are highly skilled at this**
Endorsed by **2 of Tom's colleagues at Mr. Wizard Studios, Inc.**

Art Direction · 55
Endorsed by **Thomas McNulty and 4 others who are highly skilled at this**
Endorsed by **2 of Tom's colleagues at Mr. Wizard Studios, Inc.**

Creative Direction · 46
Endorsed by **Thomas McNulty and 4 others who are highly skilled at this**
Endorsed by **2 of Tom's colleagues at Mr. Wizard Studios, Inc.**

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Recommendations

Received (0) Given (1)

Sheree Haley
Owner, Art Director / Graphic Designer at The Art Corps
February 13, 2016, Tom worked with Sheree but at different companies

Recommendation : Sheree Haley/ Graphic Designer

Just visit shereehaley.com and her work will be the best critique of who she is as a designer. With years of experience Sheree spends countless hours 'solving problems' with style and flair and concept. It's clear and evident in the variety of styles in her arsenal when approaching a design job. She does her research and homework as you will see in her beautiful solutions to design projects. On a personal note, she is articulate, intelligent, responsible & conscious of deadlines which are traits and qualities one learns from experience only. - Tom Nikosey/Graphic Designer

Accomplishments

1 **Language**
English

1 **Project**
CozyFonts Foundry

Interests

Brooklyn-Based Designer's Round...
1,303 members

Pratt Institute Alumni
9,258 members

Creative Design Pros - Designers F...
262,788 members

Communication Arts
158,568 members

Art of Licensing
19,031 members

Pratt Institute
48,477 followers

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